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Exhibit 5.1

Fulbright & Jaworski L.L.P.
A Registered Limited Liability Partnership
666 Fifth Avenue, 31st Floor
New York, New York 10103-3198
www.fulbright.com

Telephone: (212) 318-3000	Facsimile: (212) 318-3400

January 12, 2007

U.S. Shipping Partners L.L.P.
399 Thornall Street, 8th Floor
Edison, New Jersey 08837

Ladies and Gentlemen:

        We have acted as counsel to U.S. Shipping Partners L.P., a Delaware Limited Partnership (the "Partnership") in connection with the Partnership's Registration Statement on Form S-3 (the "Registration Statement"), filed by the Partnership on the date hereof, under the Securities Act of 1933, as amended (the "Securities Act"), relating to the public offering of an aggregate of up to 4,433,580 common units, each representing a limited partner interest in the Partnership (the "Common Units").

        In rendering the following opinion, we have examined the Delaware Revised Uniform Limited Partnership Act (the "Act"), partnership records and documents, certificates of public officials and officers or representatives of the Partnership, and other instruments and documents as we deemed necessary or advisable for purposes of this opinion. In making our examination, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; and the accuracy, completeness and authenticity of certificates of public officials.

        Based on the foregoing and on such legal considerations as we deem relevant, we advise you that in our opinion the Common Units currently outstanding have been, and the Common Units issuable upon conversion of the class B units will be, upon conversion, validly issued, fully paid and are non-assessable except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Act.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ FULBRIGHT & JAWORSKI L.L.P.

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  Exhibit 5.1